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                                                                     Exhibit 4.1

                             ARTICLES SUPPLEMENTARY

        Sara Lee Corporation, a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

        FIRST: Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the "MGCL"), the Corporation, by resolutions of its Board of Directors (the "Board of Directors") duly adopted at a meeting duly called and held on April 27, 2000, elected to become subject to Section 3-804(a) and (c) of the MGCL.

        SECOND: The resolutions described above provide that, notwithstanding any other provision in the charter of the Corporation (the "Charter") or the Amended and Restated Bylaws of the Corporation (the "Bylaws") to the contrary, the Corporation elects to be subject to Section 3-804(a) and (c) of the MGCL, the repeal of which may be effected only by the means authorized by Section 3-802(b)(3) of the MGCL.

        THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

        FOURTH: The undersigned Senior Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Senior Vice President and attested by its Assistant Secretary on this 28/th/ day of April, 2000.

SARA LEE CORPORATION

ATTEST                                          (SEAL)


 /s/ R. Henry Kleeman                               /s/ Roderick A. Palmore
----------------------------------                 -------------------------
R. Henry Kleeman                                Roderick A. Palmore
Vice President, Deputy General Counsel          Senior Vice President - General
and Assistant Secretary                         Counsel and Secretary

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